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                                                                    Exhibit 6(b)

                                    BYLAWS
                                      of
                  THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                       as last amended February 9, 1996

                                   ARTICLE I
                                 STOCKHOLDERS

Section 1.--Annual Meetings.

     An annual meeting of the stockholders shall be held on the fourth Wednesday of May, or such earlier date as the board of directors may select, in each year for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for an annual meeting shall be a legal holiday in the State of Indiana, such meeting shall be held on the next succeeding full business day.

Section 2.--Special Meetings.

     Special meetings of the stockholders may be called by the chairman of the board, by the president, by the board of directors, or by stockholders holding not less than one-fourth of all of the outstanding shares.

Section 3.--Place of Meetings.

     All meetings of stockholders shall be held at the principal office of the company in Fort Wayne, Indiana or at such other place as may be designated by the board of directors in accordance with the Articles of Incorporation.

Section 4.--Notice of Meetings.

     A written or printed notice, stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the secretary, or by the officer calling the meeting, at least thirty days before the date of the meeting, to each stockholder of record at such address as appears upon the stock records of the company.

Section 5.--Quorum.

     Except as hereinafter provided and as otherwise provided by law, at any meeting of the stockholders a majority of all the capital stock issued and outstanding represented by stockholders of record in person or proxy, shall constitute a quorum; but a lesser interest may adjourn any meeting, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the stock represented

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     thereat shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the Articles of Incorporation or of these bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 6.--Proxies.

     At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or a duly authorized attorney in fact. No proxy shall be valid which shall have been granted more than forty days before the meeting named therein, and such proxy shall not be valid after the final adjournment of such meeting.

Section 7.--Voting of Shares.

     Every stockholder shall have the right, at every stockholders' meeting, to one vote for each share of stock standing in his name on the books of the company on the date established by the board of directors as the record date for determination of stockholders entitled to vote at such meeting. No share shall be voted at any meeting which shall have been transferred on the books of the company subsequent to such record date, and no share which belongs to the company shall be voted at any meeting.

Section 8.--Order of Business.

     The order of business at each annual stockholders' meeting and, as far as possible, at all other meetings of stockholders, shall be as follows:

           1. Reading minutes of preceding meeting.
           2. Reports of officers and committees.
           3. Report of attendance at directors' meetings.
           4. Election of directors.
           5. Unfinished business.
           6. New business.
           7. Adjournment.

     The order of business may be changed by vote of a majority of stockholders present.

Section 9.--Secretary of Meeting.

     The secretary of the company shall act as secretary of meetings of stockholders and in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

                                   ARTICLE II

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                              BOARD OF DIRECTORS

Section 1.--General Powers, Number, Tenure and Qualifications.

     The property and business of the company shall be managed by a board of directors, not less than seven nor more than sixteen in number, which board shall be constituted in conformity with the laws of the State of Indiana. The number of directors to serve for each year shall be determined by a resolution at the annual stockholders' meeting; but if such number be less than sixteen, the board of directors may, in its discretion, at any regular or special meeting, increase the number of directors to a number not exceeding sixteen to serve until the next annual meeting of stockholders. Except in the case of vacancies, each director shall be elected for a term of one year and shall hold office until a successor is elected and has qualified.

Section 2.--Regular Meetings.

     The annual meeting of the board of directors shall be the first meeting following its election and shall be held, without notice, immediately after the adjournment of the annual stockholders' meeting, or within ten days thereafter upon notice in the manner provided by these bylaws for calling special meetings of the board. Additional regular meetings may be held at such times as the board may designate.

Section 3.--Special Meetings.

     Special meetings of the board of directors may be called by the chairman of the board, or in his absence or incapacity, or if such office be vacant, by the president. The secretary shall call special meetings of the board of directors when requested in writing to do so by any five members thereof.

Section 4.--Notice of Meetings.

     Notice of any meeting of the board of directors other than the annual meeting held immediately after the adjournment of the annual stockholders' meeting, shall be served not less than three days before the date fixed for such meeting, by oral, telegraphic, telephonic, electronic or written communication stating the time and place thereof and, if by mail or telegraph, addressed to each member of the board of directors at his or her address as it appears on the books of the company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.--Quorum.

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     A majority of the whole board of directors shall be necessary to constitute a quorum for the transaction of any business, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 6.--Manner of Acting.

     The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is required by law, or by the Articles of Incorporation or these bylaws. Unless otherwise provided in the Articles of Incorporation, an action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting, if before the action is taken, a written consent to the action is signed by all members of the board of directors and the written consent is filed with the minutes of proceedings of the board of directors. Unless otherwise provided by the Articles of Incorporation, a member of the board of directors may participate in a meeting of the board of directors by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participation by these means constitutes presence in person at the meeting.

Section 7.--Vacancies.

     Vacancies in the board may be filled by the remaining directors in the manner provided by law.

Section 8.--Oath.

     Every director, when elected, shall take and subscribe an oath that he will, insofar as the duty devolves upon him, faithfully, honestly and diligently administer the affairs of the company and that he will not knowingly violate or willingly permit to be violated any law applicable to the company.

                                  ARTICLE III
                                    OFFICERS

Section 1.--Elected Officers.

     The elected officers of the company shall be a president, a secretary, and a treasurer, and may also include a chairman of the board, a chief operating officer, a chief financial officer, one or more vice presidents of a class or classes as the board of directors may determine, and such other officers as the board of directors may determine. The chairman of the board and the president shall be chosen from among the directors. Any two or more offices may be held by the same person.

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     (Amended 2-9-96.)

Section 2.--Appointed Officers.

     The appointed officers of the company shall be one or more second vice presidents, assistant vice presidents, assistant treasurers, and assistant secretaries.

Section 3.--Election or Appointment and Term of Office.

     The elected officers of the company shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. The appointed officers of the company shall be appointed annually by the chief executive officer immediately following the first meeting of the board of directors held after each annual meeting of the shareholders. Additional elected officers may be elected at any regular or special meeting of the board of directors, to serve until the regular meeting of the board held after the next annual meeting of shareholders, and additional appointed officers may be appointed by the chief executive officer at any time to serve until the next annual appointment of officers. Each officer shall hold office until he shall resign or retire or shall have been removed.

Section 4.--Removal.

     Any officer may be removed by the board of directors and any appointed officer may be removed by the chief executive officer, whenever in their judgment the best interests of the company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5.--Vacancies.

     A vacancy in the office of president or treasurer or secretary because of death, resignation, removal or otherwise, shall be filled by the board of directors, and a vacancy in any other elected office may be filled by the board of directors.

Section 6.--Chief Executive Officer.

     If the elected officers of the company include both a chairman of the board and a president, the board of directors shall designate one of such officers to be the chief executive officer of the company. If the office of chairman of the board be vacant, the president shall be the chief executive officer of the company. The chief executive officer of the company shall be, subject to the board of directors, in general charge of the affairs of the company.

Section 7.--Chairman of the Board.

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     The chairman of the board shall preside at all meetings of the stockholders and of the board of directors at which he may be present and shall have such other powers and duties as may be determined by the board of directors.

Section 8.--President.

     The president shall have such powers and duties as may be determined by the board of directors. In the absence of the chairman of the board, or if such office be vacant, the president shall have all the powers of the chairman of the board and shall perform all his duties.

Section 9.--Chief Operating Officer.

     The chief operating officer shall be, subject to the chief executive officer, in general charge of the business operations of the company and shall have those powers and duties as are incident to the office and as may be determined by the board of directors or the president. (Added 2-9-96)

Section 10.--Chief Financial Officer.

     The chief financial officer shall be in general charge of the financial affairs of the company and shall have those powers and duties as are incident to the office and as may be determined by the board of directors or the president. (Added 2-9-96)

Section 11.--Vice Presidents.

     A vice president shall perform such duties as may be assigned by the chairman of the board, the president or the board of directors, and, in the absence of the president, he may perform the duties and exercise the authority of the president.

Section 12.--Secretary.

     The secretary shall: (a) keep the minutes of the stockholders' and board of directors' meetings in one or more books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the seal of the company and see that the seal of the company is affixed to all documents the execution of which on behalf of the company under its seal is duly authorized; and (d) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chairman of the board, the president or the board of directors.

Section 13.--Treasurer.

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     The treasurer shall: (a) have the custody of the corporate funds and securities; (b) deposit all moneys that may come into his hands to the credit of the company in such depositories as are authorized or approved by the board of directors; (c) see that all expenditures are duly authorized and evidenced by proper receipts and vouchers; (b) give such bonds as may be required by the board of directors, subject to the approval of the board; and (e) in general perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the chairman of the board, the president or the board of directors.

Section 14.--Assistant Secretaries.

     One or more assistant secretaries may be elected by the board of directors or appointed by the chief executive officer. In the absence of the secretary, an assistant secretary shall have the power to perform his duties including the certification, execution and attestation of corporation records and corporate instruments. Assistant secretaries shall perform such other duties as may be assigned to them by the chief executive officer or the board of directors.

Section 15.--Assistant Treasurers.

     One or more assistant treasurers may be elected by the board of directors or appointed by the chief executive officer. In the absence of the treasurer, an assistant treasurer shall have the power to perform his duties. Assistant treasurers shall perform such other duties as may be assigned to them by the chief executive officer or the board of directors.

Section 16.--Positions and Titles.

     The chief executive officer may establish such positions and appoint persons to them with such titles as he may deem necessary. He may also fix the duties of such positions and may discharge person from them.

                                   ARTICLE IV
                                   COMMITTEES

Section 1.--Board Committees.

     In addition to committees specifically authorized by this Article, the board of directors may, by resolution adopted by a majority of the whole board of directors, from time to time designate (i) from among its members one or more other committees each of which, to the extent provided in such resolution and except as otherwise provided by law, shall have and exercise all the authority of the board of directors, and (ii) one or more advisory committees, a majority of whose members shall be directors. Each such committee shall have one or more members who serve at the pleasure of the board of directors. The

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     designation of any such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law. Each such committee shall keep a record of its proceedings and shall adopt its own rules of procedure. It shall make such reports to the board of directors of its actions as may be required by the board.

Section 2.--Executive Committee.

     The board of directors, by resolution adopted by a majority of the whole board, may elect from among its members an executive committee which shall consist of the chief executive officer and such other member or members of the board, not less than one, as may be designated in such resolution. The term of office of the members of the executive committee shall be established in such resolution.

     Subsection 1.--General Powers. The executive committee shall have and may exercise all of the authority of the board of directors in the management of the property and business of the company during the interval between the meetings of the board, except that the executive committee shall not have authority to:

     (1) Declare dividends of distributions.

     (2) Approve on behalf of this company an agreement of merger or consolidation, or a plan of exchange of the stock of this company.

     (3) Recommend to shareholders the amendment of the articles of incorporation, the voluntary dissolution of the company, or the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of the property and assets of the company.

     (4) Fill vacancies in the board of directors or the executive committee, or remove members of the board or executive committee.

     (5) Fix compensation for members of the executive committee.

     (6) Exercise any of the power delegated to the investment committee pursuant to Section 3 of this Article.

     (7) Amend, alter or repeal these bylaws.

     (8) Amend, alter or repeal any resolution of the whole board of directors which by its terms provides that it shall not be amended, altered or repealed by the executive committee.

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     No member of the board of directors shall be liable for any action taken by the executive committee if he or she is not a member of the committee and has acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the company; provided, that the establishment of the executive committee and the delegation thereto of the authority described in this subsection shall not operate to relieve the board of directors or any member thereof of any responsibility imposed on it, him or her by law.

     Subsection 2.--Meetings. Meetings of the executive committee may be called at any time by the chief executive officer or by any two members of the executive committee. Meetings may be held at such time and at such place, either within or without the state of Indiana, as may be designated in the notice of the meeting.

     Subsection 3.--Notice of Meetings. Notice of any meeting of the executive committee shall be served, not less than one hour prior to the time fixed for the meeting, by oral telegraphic, telephonic, electronic or written communication stating the time and place thereof and, if by mail or telegraph, addressed to each member of the executive committee at his or her address as it appears on the books of the company. Any member of the executive committee may waive notice of any meeting. Attendance at a meeting of the executive committee shall constitute a waiver of notice of such meeting.

     Subsection 4.--Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at any meeting at which a quorum is present shall be the act of the executive committee.

     Subsection 5.--Manner of Acting. The executive committee may adopt rules for the regulation of its proceedings. Minutes shall be kept of the proceedings of the executive committee and shall be read and approved at the next succeeding regular or special meeting of the whole board of directors. Unless otherwise provided in the Articles of Incorporation, an action required or permitted to be taken at a meeting of the executive committee may be taken without a meeting, if before the action is taken, a written consent to the action is signed by all members of the executive committee and the written consent is filed with the minutes of proceedings of the executive committee. Unless otherwise provided by the Articles of Incorporation, a member of the executive committee may participate in a meeting of the executive committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participation by these means constitutes presence in person at the meeting.

     Subsection 6.--Vacancies. If any member of the executive committee shall cease to be a director of the company prior to the expiration of his or her term of service on the executive committee, then his or her membership on the executive committee shall be

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     deemed to have terminated and vacancy deemed to have existed as of the date of termination of membership on the board of directors. Any vacancy occurring in the executive committee may be filled by the board of directors at any regular or special meeting by resolution adopted by a majority of the whole board.

     Subsection 7.--Removal of Executive Committee Members. Any member of the executive committee may be removed, with or without cause, by the board of directors at any regular or special meeting by resolution adopted by a majority of the whole board.

Section 3.--Investment Committee.

     The board of directors, by resolution adopted a majority of the whole board, may elect from among its members an investment committee. In addition to the chairman of the board and the president, who, by virtue of their offices, shall each be a member, the investment committee shall consist of such other members as shall be designated in the resolution, to serve until the next meeting of the board of directors held after each annual meeting of the shareholders.

     The investment committee shall have and possess all the rights and powers of the board of directors to make, supervise and direct the investments of the company, to sell, assign, exchange, lease, or otherwise dispose of such investments, and to do and perform all things deemed necessary and proper in relation to such investments. The investment committee shall have the further right and power to delegate its powers and duties to such officers, employees and agents, including investment advisers, of the company as it may select and appoint in its discretion, subject to such policies, plans, standards, limitations and objectives as the investment committee may prescribe from time to time.

     The investment committee shall keep a record of its proceedings, shall make reports to the board of directors of its actions as may be required by law or by the board, shall adopt its own rules of procedure, and shall take such other actions as may be required from time to time by Indiana Code
     Section 27-1-12-2 or any other law of the State of Indiana relating to investments by life insurance companies. (Amended 3-11-93)

                                   ARTICLE V
                        STOCK CERTIFICATES, TRANSFER OF
                             SHARES, STOCK RECORDS

Section 1.--Certificates for Shares.

     Certificates representing shares of the company shall be in such form, not inconsistent with the laws of the State of Indiana, as shall be determined by the board of directors. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary. Where such certificate is also signed by a transfer agent or


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     registrar, or both, the signatures of the president, vice president and the secretary or assistant secretary may be in facsimile form. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the company. All certificates surrendered to the company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled.

Section 2.--Transfer of Shares.

     Transfer of shares of the company shall be made only on the stock transfer records of the company by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the company, and on surrender for cancellation of the certificate for such shares.

Section 3.--Lost Certificates.

     Any person claiming a certificate of stock to have been lost, stolen or destroyed and desiring a new certificate in lieu thereof shall make an affidavit of such fact, reciting the circumstances attending such loss or destruction and shall give the company an open penalty bond of indemnity, with a surety company as surety thereon, satisfactory to the president or treasurer of the company (excepting that the board of directors may, by resolution, authorize the acceptance of a bond of different amount, or a bond with personal surety thereon) whereupon in the discretion of the president or the treasurer a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

Section 4.--Transfer Agents and Registrar.

     The board of directors may appoint a transfer agent or agents and/or a registrar of transfer, and may require all certificates to bear the signatures of such transfer agent or agents, or any one of such agents, and/or of such registrar. The board of directors may select the treasurer of the company and one or more assistant treasurers to serve as transfer agent or agents.

Section 5.--Regulations.

     The board of directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning issues, transfer and registration of certificates for shares of the capital stock of the company.

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Section 6.--Record Date.

     The board of directors shall fix in advance a date, not exceeding thirty days preceding the date of any meeting of stockholders, or the date of the payment of any dividend, or the date of the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer to any stock on the books of the company after any such record date fixed as aforesaid.

                                   ARTICLE VI
                                   LIABILITY

Section 1.--Liability.

     No person or his personal representatives shall be liable to the company for any loss or damage suffered by it on account of any action taken or omitted to be taken by such person in good faith as an officer or employee of the company, or as a director, officer, partner, trustee, employee, or agent of another foreign or domestic company, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, which he serves or served at the request of the company, if such person (a) exercised and used the same degree of care and skill as a prudent man would have exercised and used under like circumstances, charged with a like duty, or (b) took or omitted to take such action in reliance upon advise of counsel for the company or such enterprise or upon statements made or information furnished by persons employed or retained by the company or such enterprise upon which he had reasonable grounds to rely. The foregoing shall not be exclusive of other rights and defenses to which such person or his personal representatives may be entitled under law.

                                  ARTICLE VII
                                INDEMNIFICATION

Section 1.--Actions by a Third Party.

     The company shall indemnify any person who is or was a party, or is threatened to be made a defendant or respondent, to a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than actions by or in the right of the company), and whether formal or

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     informal, who is or was a director, officer, or employee of the company or who, while a director, officer, or employee of the company, is or was serving at the company's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic company, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, against:

     (a) any reasonable expenses (including attorneys' fees) incurred with respect to a proceeding, if such person is wholly successful on the merits or otherwise in the defense of such proceeding, or

     (b) judgments, settlements, penalties, fines (including excise taxes assessed with respect to employee benefit plans) and reasonable expenses (including attorneys' fees) incurred with respect to a proceeding where such person is not wholly successful on the merits or otherwise in the defense of the proceeding if:

           (i)   the individual's conduct was in good faith; and

           (ii)  the individual reasonably believed:

                 (A) in the case of conduct in the individual's capacity as a director, officer or employee of the company, that the individual's conduct was in the company's best interests; and

                 (B) in all other cases, that the individual's conduct was at least not opposed to the company's best interests; and

           (iii) in the case of any criminal proceeding, the individual either:

                 (A) had reasonable cause to believe the individual's conduct was lawful; or

                 (B) had no reasonable cause to believe the individual's conduct was unlawful.

     The termination of a proceeding by a judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director, officer, or employee did not meet the standard of conduct described in this section.

Section 2.--Actions by or in the Right of the Company.

     The company shall indemnify any person who is or was a party or is threatened to be made a defendant or respondent, to a proceeding, including any threatened, pending or completed action, suit or proceeding, by or in the right of the company to procure a

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     judgment in its favor, by reason of the fact that such person is or was a director, officer, or employee of the company or is or was serving at the request of the company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic company, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, against any reasonable expenses (including attorneys' fees):

     (a) if such person is wholly successful on the merits or otherwise in the defense of such proceeding, or

     (b) if not wholly successful:

           (i)   the individual's conduct was in good faith; and

           (ii)  the individual reasonably believed:

                 (A) in the case of conduct in the individual's capacity as a director, officer or employee of the company, that the individual's conduct was in the company's best interests; and

                 (B) in all other cases, that the individual's conduct was at least not opposed to the company's best interests,

     except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the company unless and only to the extent that the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper.

Section 3.--Methods of Determining Whether Standards for Indemnification Have Been Met.

     Any indemnification under Sections 1 or 2 of this Article (unless ordered by a court) shall be made by the company only as authorized in the specific case upon a determination that indemnification of the director, officer, or employee is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 or 2. In the case of directors of the company, such determination shall be made by any one of the following procedures:

     (a) by the board of directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

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     (b) if a quorum cannot be obtained under (a), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

     (c) by special legal counsel:

           (i) selected by the board of directors or a committee thereof in the manner prescribed in (a) or (b); or

           (ii) if a quorum of the board of directors cannot be obtained under
     (a) and a committee cannot be designated under (b), selected by a majority vote of the full board of directors (in which selection directors who are parties may participate).

     In the case of persons who are not directors of the company, such determination shall be made (a) by the chief executive officer of the company or (b) if the chief executive officer so directs or in his absence, in the manner such determination would be made if the person were a director of the company.

Section 4.--Advancement of Defense Expenses.

     The company may pay for or reimburse the reasonable expenses incurred by a director, officer, or employee who is a party to a proceeding described in
     Section 1 or 2 of this Article in advance of the final disposition of said proceeding if:

     (a) the director, officer, or employee furnishes the company a written affirmation of his good faith belief that he has met the standard of conduct described in Section 1 or 2; and

     (b) the director, officer, or employee furnishes the company a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that the director, officer, or employee did not meet the standard of conduct; and

     (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 1 or 2.

     The undertaking required by this Section must be unlimited general obligation of the director, officer, or employee but need not be secured and may be accepted by the company without reference to the financial ability of such person to make repayment.

Section 5.--Non-Exclusiveness of Indemnification.

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     The indemnification and advancement of expenses provided for or authorized by this Article does not exclude any other rights to indemnification or advancement of expenses that a person may have under:

     (a) the company's articles of incorporation or bylaws;

     (b) any resolution of the board of directors or the shareholders of the company;

     (c) any other authorization adopted by the shareholders; or

     (d) otherwise as provided by law, both as to such person's actions in his capacity as a director, officer, or employee of the company and as to actions in another capacity while holding such office.

     Such indemnification shall continue as to a person who has ceased to be a director, officer, or employee, and shall inure to the benefit of the heirs and personal representatives of such person.

                                  ARTICLE VIII
                                   AMENDMENTS

Section 1.-- These bylaws may be amended at any annual stockholders' meeting, or at any special stockholders' meeting, provided that if amended at a special stockholders' meeting, notice specifying the amendments proposed to be made shall be mailed each stockholder at least thirty days before such special meeting. Also, these bylaws may be amended at any regular or special meeting of the board of directors by the vote of the majority of the total number of directors.

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